Exhibit 99.1

Moleculin Announces Reverse Stock Split

HOUSTON, January 29, 2021 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (Moleculin or the Company), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors and viruses, today announced that it filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-6 reverse stock split of its common stock. The reverse stock split will take effect at 5:00 pm (Eastern Time) on January 29, 2021, and the Company’s common stock will open for trading on The Nasdaq Capital Market on February 1, 2021 on a post-split basis, under the existing ticker symbol “MBRX” but with a new CUSIP number 60855D200.

As a result of the reverse stock split, every six shares of the Company’s common stock issued and outstanding prior to the opening of trading on February 1, 2021 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.001. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from approximately 72.0 million shares to approximately 12.0 million shares, and the number of authorized shares of common stock will remain at 100 million shares. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options, restricted stock unit awards and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock awards and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the reverse stock split will be reduced proportionately.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors and viruses. The Company's clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including other Immune/Transcription Modulators, as well as WP1122 and related compounds capable of Metabolism/Glycosylation Inhibition.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing of the completion of the reverse stock split. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

James Salierno / Carol Ruth

The Ruth Group

973-255-8361 / 917-859-0214

jsalierno@theruthgroup.com

cruth@theruthgroup.com